As filed with the Securities and Exchange Commission on May 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	82-2758923
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number.)

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, PA, 19087

Telephone: (610) 386-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin M. Miller, Esq.

Executive Vice President, General Counsel

Avantor, Inc.

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, PA, 19087

Telephone: (610) 386-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq. Ryan Bekkerus, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Patrick O’Brien, Esq. John Sorkin, Esq. Rachel Phillips, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY, 10036 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-229578

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	2,300,000	$14.00 (2)	$32,200,000	$3,903
Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (4)(5)	3,450,000	$50.00 (2)	$172,500,000	$20,907
Common stock, par value $0.01 per share (6)	1,800,000	$14.00 (2)	$25,200,000	$3,055

(1)	Includes shares to be sold upon exercise of the underwriters’ over-allotment option to purchase additional shares. See “Underwriting (Conflicts of Interest).”
(2)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-229578), as amended, is hereby registered.

(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)

This registration statement also registers an estimated 12,321,330 shares of our common stock that are issuable upon conversion of the Series A Mandatory Convertible Preferred Stock registered hereby at the initial maximum conversion rate of 3.5714 shares of common stock per share of Mandatory Convertible Preferred Stock, based on the initial public offering price of $14.00 per share of common stock in the concurrent offering of common stock. Under Rule 457(i), there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(5)

The number of shares of our common stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock is subject to anti-dilution adjustments upon the occurrence of certain events described herein. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion of the Series A Mandatory Convertible Preferred Stock as a result of such anti-dilution adjustments, solely to the extent permitted by Rule 416.

(6)	This registration statement also registers shares of common stock that may be issued as dividends on the Mandatory Convertible Preferred Stock in accordance with the terms thereof.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Avantor, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-229578), as amended, which was declared effective by the Commission on May 16, 2019.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229578) filed with the Commission on May 16, 2019).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration on Form S-1 (File No. 333-229578) filed with the Commission on February 8, 2019 and incorporated herein by reference).

24.2	Power of Attorney of Rakesh Sachdev (incorporated by reference to Exhibit 24.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229578) filed with the Commission on April 5, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor Township, Pennsylvania, on May 16, 2019.

Avantor, Inc.

By:	/s/ Michael Stubblefield
Name: Michael Stubblefield Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2019.

Signature	Title

/s/ Michael Stubblefield Michael Stubblefield	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Szlosek Thomas A. Szlosek	Executive Vice President and Chief Operating Officer (Principal Financial Officer)

/s/ Michael J. DePetris Michael J. DePetris	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* Rajiv Gupta	Chairman of the Board

* Thomas Connolly	Director

* Robert Fine	Director

* Matthew Holt	Director

* Andre Moura	Director

* Jo Natauri	Director

* Jonathan Peacock	Director

* Rakesh Sachdev	Director

* Christi Shaw	Director

* By:	/s/ Justin Miller
Name: Justin Miller
Title: Attorney In Fact